PROLOR BIOTECH ACQUIRES LICENSE OPTION FROM YEDA FOR DEVELOPMENT OF LONG-ACTING ANTI-OBESITY DRUG

—Agreement Also Includes Other Potential Therapeutic Compounds—

Nes-Ziona, Israel, July 27, 2009 — PROLOR Biotech, Inc. (OTCBB: PBTH) formerly Modigene Inc., today announced that it has entered into an evaluation and option agreement with Yeda Research and Development Company Ltd., the technology transfer arm of the Weizmann Institute of Science.  Under the terms of the evaluation and option agreement, PROLOR may obtain from Yeda a license to develop a number of peptide drug candidates, including an anti-obesity peptide, utilizing a delivery technology developed at the Weizmann Institute. The Weizmann Institute of Science is a world-renowned center of natural and exact sciences research and higher learning based in Rehovot, Israel.

“The Weizmann Institute produces world-class research and this agreement, enabling us to access novel technology developed by their scientists, represents an exciting opportunity for PROLOR,” said Shai Novik, president of PROLOR.  “The first preclinical drug candidate we will evaluate under the agreement is a potential long-acting anti-obesity compound.  Obesity represents a large and growing worldwide health care crisis, and there is an urgent need for effective and safe weight loss therapies.  We believe the timing is right for us to explore entering this market with a drug candidate that may have strong competitive advantages over other anti-obesity approaches currently in development.”

Further details of the agreement were not disclosed.

ABOUT PROLOR BIOTECH
PROLOR Biotech, Inc. is a biopharmaceutical company applying unique technologies, including its patented CTP technology, primarily to develop longer-acting, proprietary versions of already approved therapeutic proteins that currently generate billions of dollars in annual global sales.  The CTP technology is applicable to virtually all proteins and PROLOR is currently developing long-acting versions of human growth hormone, interferon beta and erythropoietin, which are in late preclinical development, as well as GLP-1.  For more information on PROLOR, visit www.prolor-biotech.com.

PROLOR Biotech, Inc.   3 Sapir Street, Nes Ziona, Weizmann Science Park, Israel 74140       1

Safe Harbor Statement:  This press release contains forward-looking statements, including statements regarding the results of current studies and preclinical experiments and the effectiveness of PROLOR’s long-acting protein programs, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect PROLOR’s business and prospects, including the risks that PROLOR may not succeed in developing any commercial products, including any long-acting versions of human growth hormone, erythropoietin, interferon beta, GLP-1, and other products; that the long-acting products in development may fail, may not achieve the expected results or effectiveness and/or may not generate data that would support the approval or marketing of these products for the indications being studied or for other indications; that ongoing studies may not continue to show substantial or any activity; that the actual dollar amount of any grants from the OCS is uncertain and is subject to policy changes of the Israeli government, and that such grants may be insufficient to assist with product development; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements.  The development of any products using the CTP platform technology could also be affected by a number of other factors, including unexpected safety, efficacy or manufacturing issues, additional time requirements for data analyses and decision making, the impact of pharmaceutical industry regulation, the impact of competitive products and pricing and the impact of patents and other proprietary rights held by competitors and other third parties. In addition to the risk factors described above, investors should consider the economic, competitive, governmental, technological and other factors discussed in PROLOR’s filings with the Securities and Exchange Commission.

PROLOR CONTACT:	MEDIA CONTACT:
Shai Novik, President	Barbara Lindheim
PROLOR Biotech, Inc.	GendeLLindheim BioCom Partners
Tel: +1 866 644-7811	+1 212 918-4650
Email: shai@prolor-biotech.com

PROLOR Biotech, Inc.   3 Sapir Street, Nes Ziona, Weizmann Science Park, Israel 74140       2